As filed with the Securities and Exchange Commission on March 4, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sonoco Products Company
(Exact name of registrant as specified in its charter)
South Carolina (State or other jurisdiction of incorporation or organization)	57-0248420 (I.R.S. Employer Identification No.)
1 N. Second St.
Hartsville, South Carolina 29550
(843) 383-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John M. Florence, Jr.
General Counsel, Secretary and Vice President
Sonoco Products Company
1 N. Second St.
Hartsville, South Carolina 29550
(843) 383-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Pamela L. Marcogliese
Freshfields US LLP
3 World Trade Center
175 Greenwich Street
New York, New York 10007
(212) 277-4000

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
SONOCO PRODUCTS COMPANY
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS
We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus, the applicable prospectus supplement, any free writing prospectuses and the documents we incorporate by reference carefully before you invest in our securities.
The foregoing securities may be offered directly by us or by any selling securityholder, through agents designated from time to time by us or to or through underwriters or dealers. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any of the foregoing securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
None of the foregoing securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the New York Stock Exchange under the symbol “SON.”
Investing in our securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the documents and are incorporated or deemed to be incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 4, 2026.

Neither we nor any selling securityholders to be identified in a prospectus supplement to this prospectus have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any such selling securityholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. Neither we nor any such selling securityholders are making an offer of these securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.
The terms “Sonoco Products Company,” “Sonoco,” the “Company,” “we,” “us” and “our” refer to Sonoco Products Company and not to any of its existing or future subsidiaries, unless specifically indicated or the context otherwise requires

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees and units consisting of any of the foregoing securities. We or any selling securityholders may sell in one or more offerings, at any time and from time to time, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may sell. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a prospectus supplement or file a current or periodic report with the SEC that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or current or periodic reports filed with the SEC also may add to, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC’s website or at our website as described under the heading “Where You Can Find More Information.”
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY
We are a South Carolina corporation founded in Hartsville, South Carolina, in 1899 as the Southern Novelty Company with the guiding principle that People Build Businesses by doing the right things. At its beginnings in 1899, a team of 12 people worked from a rented warehouse to produce the Company’s first product, a cone-shaped paper yarn carrier used for winding and transporting yarn. Since most of the textile cones of that day were wooden, paper cones were a novelty. We soon became the leading producer of cones in the United States. The Southern Novelty Company continued to diversify its product line and add new operations around the country. In 1923, the Southern Novelty Company name was changed to Sonoco Products Company, or “Sonoco,” using the first two letters from each word of its original name.
Sonoco is now a multi-billion dollar global designer, developer, and manufacturer of a variety of highly engineered and sustainable packaging serving multiple end markets serving some of the world’s best-known brands around the globe from approximately 265 locations in 37 countries. We are committed to creating sustainable products, services, and programs for the environment and our customers, employees, and communities that support our corporate purpose: Better Packaging. Better Life. Our goal is to bring more to packaging than just the package by offering integrated packaging solutions that help define brand personalities, create unique customer experiences, and enhance the quality of products. We seek to help our customers solve their packaging challenges by connecting insights to innovation and developing customized solutions that are tailored to the customers’ goals and objectives.
We were incorporated in South Carolina in May 1899. Our principal executive offices are located in Hartsville, South Carolina. Our principal address is 1 N. Second St., Hartsville, South Carolina 29550.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to acquire any such securities, you should consider carefully the risks and uncertainties discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in any subsequent quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, together with other information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors, or factors that we currently deem immaterial, that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of the risks we face actually occur, our business, operations, financial condition, results of operations, cash flow, profitability, shareholders’ equity and potential for growth, as well as investor confidence in our business, could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, any prospectus supplement or any applicable free writing prospectus, including the information incorporated by reference in each of them, that are not historical in nature, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “aim,” “anticipate,” “aspire,” “assume,” “believe,” “can,” “committed,” “consider,” “continue,” “could,” “develop,” “envision,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “is designed to,” “likely,” “maintain,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Important information about the risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or forecasted in forward-looking statements is provided in our most recent annual report on Form 10-K, in any subsequent quarterly reports on Form 10-Q, as well as our other documents filed with the SEC. In light of these various risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
We undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include the repurchase of our securities, repayment of indebtedness, payment of dividends, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between Sonoco Products Company and Regions Bank, as trustee (the “trustee”), in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indenture. The summary is not complete. The form of indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture and applicable board resolution and officer’s certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Terms of the Debt Securities
The indenture will not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:
•
the title;

•
any limit upon the aggregate principal amount;

•
the date or dates on which the principal is payable;

•
the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•
the date or dates from which interest shall accrue;

•
the date or dates on which interest shall be payable;

•
the record dates for the determination of holders to whom interest is payable;

•
the right, if any, to extend the interest payment periods and the duration of such extension;

•
the place or places where the principal of and any interest shall be payable;

•
the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•
our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•
if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•
if other than minimum denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•
the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•
whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•
any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•
whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•
any deletion from, modification of or addition to the events of default or covenants;

•
any provisions granting special rights to holders when a specified event occurs;

•
whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•
any special tax implications of the debt securities;

•
any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•
any guarantor or co-issuers;

•
any special interest premium or other premium;

•
whether the debt securities are convertible or exchangeable into common stock or other of our equity securities, cash or a combination thereof, and the terms and conditions upon which such conversion or exchange shall be effected; and

•
the currency in which payments shall be made, if other than U.S. dollars.

Certain Covenants of the Company
Restriction on Liens
The indenture provides that, so long as any series of debt securities is outstanding, we will not issue, assume or guarantee, and we will not permit any Domestic Subsidiary (as defined below) to issue, assume or guarantee, any Indebtedness (as defined below) which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance is referred to as a “lien” or “liens”) of or upon any of our currently owned or later acquired assets, or any such assets of a Domestic Subsidiary without effectively providing that the debt securities (together with, if we shall so determine, any of our other Indebtedness that ranks equally with the debt securities) shall be equally and ratably secured by a lien ranking ratably with and equal to (or at our option, prior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to:
•
liens on any assets of any person existing at the time such person becomes a Domestic Subsidiary;

•
liens on any assets existing at the time of our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by us or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by us or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

•
liens on any assets to secure Indebtedness of a Domestic Subsidiary to us or to any wholly owned Domestic Subsidiary (as defined below);

•
liens on any assets of a person existing at the time such person is merged into or consolidated with us or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition by us or a Domestic Subsidiary of the assets of a person as an entirety or substantially as an entirety;

•
liens on any of our assets or assets of a Domestic Subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property); and

•
liens not permitted by the clauses above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all of our Indebtedness and all Indebtedness of our Domestic Subsidiaries secured by all such liens not so permitted by the clauses above together with the Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions permitted by the indenture do not exceed 10% of Consolidated Net Tangible Assets (as defined below).

Restriction on Sale and Lease-Back Transactions
The indenture also provides that, with respect to each series of debt securities, we will not, and will not permit any Subsidiary (as defined below) to, enter into any arrangement with any person providing for the leasing by us or a Domestic Subsidiary of any property or assets, other than any such arrangement involving a lease for a term, including renewal rights, for not more than three years, whereby such property or asset has been or is to be sold or transferred by us or any Domestic Subsidiary to such person (referred to as a “Sale and Lease-Back Transaction”), unless:
•
we or such Domestic Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the debt securities pursuant to the indenture; or

•
the proceeds of the sale of the property or assets to be leased are at least equal to the fair value of such property or assets (as determined by our Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of property, the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of debt securities or of our Funded Indebtedness (as defined below) or Funded Indebtedness of a consolidated Domestic Subsidiary ranking on a parity with or senior to the debt securities.

Certain Definitions
“Attributable Debt,” when used in connection with a Sale and Lease-Back Transaction referred to above, means, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities determined on a weighted average basis and compounded semi-annually) of our obligations or obligations of any Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease of any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.
“Consolidated Net Tangible Assets” means at any date, the total assets appearing on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, prepared in accordance with generally accepted accounting principles at the time of calculation, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets (as described below).
“Domestic Subsidiary” means any Subsidiary (a) incorporated under the laws of the United States or any state, territory or possession thereof, or the Commonwealth of Puerto Rico, (b) the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or (c) a substantial portion of the assets of which are located in the United States or its territories or possessions or in the Commonwealth of Puerto Rico. A “wholly owned Domestic Subsidiary” is any Domestic Subsidiary of which all outstanding securities having the voting power to elect the Board of Directors of such Domestic Subsidiary (irrespective of whether or not at the time securities of any other class or classes of such Domestic Subsidiary shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by us, or by one or more wholly owned Domestic Subsidiaries, or by us and one or more wholly owned Domestic Subsidiaries.
“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.
“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, debt securities or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and (vi) all Indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries are otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).
“Intangible assets” means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term “intangible assets” include product development costs.
“Subsidiary” means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by us or one or more of our other Subsidiaries or a combination thereof.
Consolidation, Merger and Sale of Assets
The indenture contains a provision that provides we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of our assets substantially as an entirety to any person or persons in a single transaction or through a series of transactions, unless:

•
we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

•
the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•
immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•
we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets shall not be applicable to the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form.
If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of our assets substantially as an entirety occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.
Events of Default
An event of default with respect to a series of debt securities is defined in the indenture as:
•
default in the payment of any interest upon any debt security of the applicable series when it becomes due and payable, and continuance of such default for a period of 30 days;

•
default in the payment of the principal, or premium, or sinking fund installment, if any, on the applicable series of debt securities as and when the same shall become due and payable either at maturity, upon redemption, upon required repurchase, by declaration or otherwise;

•
default in the performance, or breach, of any covenant in the indenture, including any additional covenants set forth in any officer’s certificate or supplemental indenture governing the applicable series of Securities, (other than defaults specified in the first two bullets above), and continuance of such default or breach for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in aggregate principal amount of the debt securities of all such series affected then outstanding (all such series voting together as a single class) thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default”;

•
(1) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of ours (other than Indebtedness of ours owing to any of our Subsidiaries) outstanding in an amount in excess of $25,000,000 and continuance of this failure to pay or (2) a default on any Indebtedness of ours (other than Indebtedness owing to any of its our subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $25,000,000 without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (1) or (2) above, for a period of 30 days; provided, however, that if any failure, default or acceleration referred to in clause (1) or (2) above ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured; or

•
certain events of bankruptcy, insolvency or reorganization that occur with respect to us.

The indenture provides that, if any event of default with respect to a series of debt securities at the time outstanding occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization), then, and in each and every such case, unless the principal of all of the debt securities of such series shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the debt securities of each such series affected that is then outstanding (each such series voting together as a single class) may by notice in writing to us and to the trustee declare the entire principal (or, if the debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all outstanding debt securities of each such series, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us occurs and is continuing, then the entire principal amount of the outstanding debts securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.
Notwithstanding the foregoing, the holders of a majority in principal amount of all series of the outstanding debt securities affected (all such series voting together as a single class) by written notice to us and to the trustee may on behalf of the holders of all debt securities of the relevant series waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:
•
all existing events of default, other than the nonpayment of the principal of and interest on the debt securities that have become due solely by the declaration of acceleration, have been cured or waived, and

•
the rescission would not conflict with any judgment or decree.

No holder of any debt security of any series shall have any right by virtue or by availing of any provision of the indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless:
•
such holder previously shall have given to the trustee written notice of default and of the continuance thereof, as hereinbefore provided;

•
the holders of not less than 25% in aggregate principal amount of the debt securities of each such series affected that is then outstanding (voting together as a single class) shall have made written request upon the trustee to institute such action or proceedings in its own name as trustee hereunder;

•
such holder or holders shall have offered and provided to the trustee such security or indemnity satisfactory to the trustee against the losses, costs, fees, expenses and liabilities to be incurred in compliance with such request;

•
the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; and

•
no direction inconsistent with such written request shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the securities of each series affected then outstanding.

Notwithstanding any other provision in the indenture and any provision of any debt security, the right of any holder of any debt security to receive payment of the principal of and interest on such debt security on or after the respective due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
The indenture includes a covenant that we will furnish annually to the trustee a certificate specifying whether, to the knowledge of the signer, we are in default under the indenture.
Defeasance of Debt Securities or Certain Covenants in Certain Circumstances
We may terminate our obligations under the indenture with respect to one or more series of debt securities, when:

either:
•
all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•
all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, (a “discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be irrevocably deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

•
we have paid or caused to be paid all other sums then due and payable under the indenture with respect to such series of debt securities; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:
•
the rights of holders of the debt securities of such series to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

•
the rights, powers, trusts, duties and immunities of the trustee; and

•
the defeasance provisions of the indenture applicable to such series of debt securities.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture with respect to the outstanding debt securities of any series (“covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of the applicable series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
we must irrevocably have deposited or caused to be irrevocably deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
•
money in an amount, U.S. Government Obligations; or a combination of money and U.S. Government Obligations, in each case sufficient without reinvestment to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the beneficial owners of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such act;

•
the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), or any other material agreement or instrument to which we are a party;

•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Modification of the Indenture and Waiver of Covenants
We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:
•
cure ambiguities, omissions, defects or inconsistencies as evidenced by an officer’s certificate;

•
make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•
provide for or add guarantors with respect to the debt securities of any series;

•
secure the debt securities of any series;

•
establish the form or forms of debt securities of any series;

•
provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•
evidence and provide for the acceptance of appointment by a successor trustee;

•
provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

•
maintain the qualification of the indenture under the Trust Indenture Act;

•
conform any provision in the indenture to this “Description of Debt Securities,” as supplemented by the description of such debt securities in any applicable prospectus supplement or other offering document; or

•
make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•
reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption or mandatory repurchase provisions of the debt securities;

•
impair the right of any holder of the debt securities to receive payment of principal (including premium, if any, and amounts due upon redemption or mandatory repurchase) or interest on the debt securities on and after the due dates for such principal or interest;

•
change the currency in which principal, any premium or interest is paid;

•
reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•
impair the right to institute suit for the enforcement of any payment on the debt securities;

•
waive a payment default with respect to the debt securities or any guarantor;

•
reduce the interest rate or extend the time for payment of interest on the debt securities;

•
adversely affect the ranking of the debt securities of any series; or

•
change a place of payment to a location outside of the contiguous United States unless set forth in the prospectus supplement or other offering document relating to such debt securities.

The trustee will not be obligated to enter into any amendment or supplement that adversely impacts its rights, duties or immunities.
Trustee
We maintain ordinary banking relationships with affiliates of the trustee. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
Governing Law
The laws of the State of New York govern the indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 300,000,000 shares of common stock, no par value, and 30,000,000 shares of preferred stock, no par value. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Restated Articles of Incorporation, as amended April 21, 2022 (the “Restated Articles”) and By-Laws of Sonoco Products Company, as amended October 17, 2023 (the “By-Laws”), which are exhibits to the registration statement of which this prospectus forms a part.
Common Stock
Subject to prior rights of the holders of any series of Preferred Stock then outstanding, and subject to any restrictions that may be imposed by any lender to the Company, holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors, in its sole discretion, out of funds legally available therefor.
In the event of liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to receive the net assets of the Company remaining after payment of all liabilities and the liquidation preference of any outstanding Preferred Stock, in proportion to their respective share holdings.
Subject to the rights of the holders of any series of Preferred Stock then outstanding and as otherwise noted below under “Other Provisions; Anti-Takeover Matters,” all voting rights are vested in the holders of the shares of Common Stock, each share being entitled to one vote on all matters requiring shareholders’ action and for election of Directors. Directors of the Company are elected annually. Because the holders of the Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a duly convened meeting of the Company’s shareholders can elect all directors.
Holders of the Common Stock do not have any preemptive rights to subscribe for or purchase any additional shares of capital stock issued by the Company. All of the outstanding shares of Common Stock are fully paid and nonassessable.
Preferred Stock
Pursuant to the Company’s Restated Articles and the South Carolina Business Corporation Act of 1988, the Board of Directors of the Company has the authority, without further shareholders’ action, to issue from time to time up to a maximum of 30,000,000 shares of Preferred Stock in one or more series. Preferred Stock of each series shall have the designations, voting powers, if any, preferences, limitations, and relative, participating, optional or other special rights as shall be stated and expressed in applicable articles of amendment to the Company’s Restated Articles, filed by the Company with the Secretary of State of South Carolina, providing for the creation of such series, including: (i) the designation and the number of shares of the series; (ii) the dividend rate or amount (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accumulate, and the status of such series as participating or nonparticipating with shares of other series or classes of stock; (iii) any redemption or sinking fund provisions; (iv) liquidation amounts and preferences; (v) any rights of conversion or exchange; (vi) the voting rights, if any; and (vii) any other rights, limitations and preferences permitted to be determined by the Board of Directors under South Carolina law.
All shares of each particular series of Preferred Stock shall rank equally and shall be identical as to preferences, limitations and relative rights, except as to the date or dates from and after which dividends, if cumulative or partially cumulative, shall accumulate. All series of Preferred Stock shall rank equally and shall be identical as to preferences, limitations and relative rights except insofar as, to the extent permitted by law, they may vary with respect to the matters which the Board of Directors is expressly authorized to determine in articles of amendment to the Restated Articles providing for the creation of any particular series of Preferred Stock, as summarized above.
All shares of Preferred Stock shall rank senior and prior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the net assets of the Company upon any involuntary or voluntary liquidation, dissolution or winding up of the Company. All shares of Preferred

Stock redeemed, purchased or otherwise acquired by the Company (including shares surrendered for conversion or exchange) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series, and may be reissued by the Company.
Preferred Stock of any series will, when issued against payment therefor, be fully paid and nonassessable. Holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any shares of capital stock or any other securities of the Company.
Other Provisions; Anti-Takeover Matters
The Restated Articles and By-Laws of the Company contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of the Company, including (i) fixing the size of the Board at not less than nine members and authorizing the Directors to fill vacancies in the Board between annual meetings of shareholders, (ii) providing that Directors may only be removed for cause and only by a vote of a majority of the shares cast for and against removal, subject to the provisions of the laws of South Carolina, and (iii) authorizing the Board of Directors, without further shareholder action, to issue shares of Common Stock and Preferred Stock, which could be used to create voting or other impediments.
South Carolina law may also have the effect of preventing or delaying an unfriendly acquisition of the Company or the acquisition of a large block of the Company’s Common Stock. South Carolina law restricts business combinations, such as mergers, consolidations and asset purchases, where the business acquired was, or the assets belonged to, a public corporation, such as the Company, and where the acquiror became an “interested shareholder” of the public corporation before either the purchase resulting in such acquiror becoming an “interested shareholder” or the business combination received the prior approval of a majority of the “disinterested” members of the board of directors of the public corporation. In the context of this law, an “interested shareholder” is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting stock of the public corporation, and a “disinterested” board member is a person who is neither a present or former officer or employee of the corporation. South Carolina law prohibits business combinations with an unapproved “interested shareholder” for a period of two years after the date on which the person became an “interested shareholder” and requires that any business combination with an unapproved “interested shareholder” after such two year period be approved by a majority vote of outstanding shares held by persons other than the “interested shareholder” or meet certain requirements that other shareholders receive at least a specified price for their shares. This requirement does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law.
The Company’s Restated Articles do not contain such a provision. An amendment of the Company’s Restated Articles to that effect would permit a business combination with an “interested shareholder” even though that status was obtained prior to such an amendment. South Carolina law also requires approval by a supermajority of the votes entitled to be cast to amend a corporation’s articles of incorporation unless such corporation’s articles of incorporation provide otherwise (as long as the required vote is at least a majority of the votes entitled to be cast on the amendment). The Company’s Restated Articles do not contain such a provision. South Carolina law permits a corporation to take actions as would be taken at a shareholders’ meeting without a meeting only if the action is taken unanimously by all of the shareholders entitled to vote on the action as evidenced by one or more written consents.
South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of shares of Common Stock of the Company that exceed one of three voting thresholds (i.e., 20%, 33 1∕3% or 50%) from having voting rights with respect to such shares unless a majority in interest of the “disinterested” shareholders of the corporation votes to accord voting power to such shares. South Carolina law provides further that, if provided by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the subject corporation may elect not to have the control share provisions apply to it, or it may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an “acquiring person statement” with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt, equity or other securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.
The applicable prospectus supplement will describe the material terms and conditions of any warrants that we may offer, including, as applicable, the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•
the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of any material United States federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing preferred stock. Each depositary share will be issued under a deposit agreement and will represent an interest in a fractional share or multiple preferred shares and will be evidenced by a depositary receipt. The terms of any such depositary shares to be issued or such agreements evidencing depositary shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or by third parties, a basket of such securities or an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

The terms of any purchase contracts to be issued will be set forth in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF GUARANTEES
If specified in the applicable prospectus supplement, we or certain of our subsidiaries will guarantee the debt securities. Guarantees may be secured or unsecured and senior or subordinated. The terms of any guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of one or more warrants, debt securities, guarantees, purchase contracts, shares of preferred stock, depositary shares or shares of common stock, or any combination of such securities, as specified in the applicable prospectus supplement.
The applicable supplement will describe the material terms of the units that we may offer, including, as applicable, the following:
•
the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Unless we indicate differently in an applicable prospectus supplement, each debt security, warrant and unit we may issue under this prospectus will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Sonoco, the trustee, any warrant agent, unit agent or any other agent of Sonoco, or any of their respective agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
•
through agents;

•
to or through underwriters;

•
through broker-dealers (acting as agent or principal);

•
directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•
through a combination of any such methods of sale; and

•
through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth any managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
We may enter into agreements with agents, underwriters or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers. Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to the applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Freshfields US LLP, New York, New York, and, with respect to matters of South Carolina law, by John M. Florence, Jr., our general counsel, secretary and vice president. Certain legal matters will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. Florence owns shares of, and options on, Sonoco common stock, both directly and as a participant in various stock and employee benefit plans.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act, and in accordance with these requirements, we file reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
Our common stock, no par value per share, is traded on the New York Stock Exchange under the symbol “SON.” The address of our internet site is https://www.sonoco.com. We make available free of charge on or through our internet site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any of our internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information on, or accessible through, any of these internet addresses is included or incorporated herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering; provided, however, that to the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus or any prospectus supplement unless specifically stated otherwise:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•
Our Current Reports on Form 8-K filed with the SEC on January 20, 2026 (solely with respect to Item 5.02 thereto), as amended by our Current Report on Form 8-K/A filed with the SEC on February 20, 2026, and February 12, 2026 (solely with respect to Item 5.02 thereto); and

•
The description of our common stock and preferred stock comparable to that required by Item 1 of Form 8-A set forth in our registration statement on Form S-3 filed with the SEC on October 4, 1993, including any further amendments thereto or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with this prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into such documents, at no cost to the requestor. Requests should be directed to:
Sonoco Products Company
1 North Second Street
Hartsville, South Carolina 29550
Attn: Corporate Secretary
Email: CorporateSecretary@sonoco.com
Phone: (843) 383-7000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.
SEC Registration fee	*
FINRA Fees	(1)
Legal fees and expenses	(1)
Fees and expenses of qualification under state securities laws (including legal fees)	(1)
Accounting fees and expenses	(1)
Printing fees	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

*
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Article VIII of the By-Laws of Sonoco Products Company, as amended October 17, 2023 provides for the indemnification by the registrant of any present or former director, officer or employee of the registrant, or any person, who, at the request of the registrant, may have served as director or officer of another corporation in which it owns shares or of which it is a creditor. Any such person shall be entitled to reimbursement of expenses and other liabilities, to the maximum extent permitted by the laws of the State of South Carolina or by order of any court having jurisdiction in any action or proceeding to which he or she is a party by reason of being or having been a director, officer or employee.
Article 6(e) of the Restated Articles of Incorporation of Sonoco Products Company, as amended April 21, 2022 (the “Restated Articles”) states that no director of the registrant shall be personally liable to the registrant or to its shareholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of South Carolina, as presently in effect or as the same may hereafter be amended.
Under Article 5 of Chapter 8 of the South Carolina Business Corporation Act of 1988 (the “Corporation Act”), a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or an officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer against reasonable expenses incurred by him or her in connection with the proceeding. The registrant’s Restated Articles do not provide otherwise.

In addition, the registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.
It is anticipated that any underwriting agreement for any offering of securities pursuant to this Registration Statement will provide for indemnification of directors, certain officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits.
See Exhibit Index attached hereto and incorporated by reference.
Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
1.1*	Form of Underwriting Agreement.
3.1	Restated Articles of Incorporation, as amended April 21, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed April 22, 2022).
3.2	By-Laws of Sonoco Products Company, as amended October 17, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed October 19, 2023).
4.1**	Form of Indenture, between Sonoco Products Company and Regions Bank, as Trustee.
5.1**	Opinion of Freshfields US LLP.
5.2**	Opinion of John M. Florence, Jr.
23.1**	Consent of PricewaterhouseCoopers LLP.
23.2**	Consent of Freshfields US LLP (included in Exhibit 5.1).
23.3**	Consent of John M. Florence, Jr. (included in Exhibit 5.2).
24.1**	Power of Attorney (included on the signature page hereto).
25.1**	Statement of eligibility of the Trustee on Form T-1.
107**	Calculation of Registration Fee.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina, on March 4, 2026.
Sonoco Products Company
By: /s/ R. Howard Coker R. Howard Coker President and Chief Executive Officer
POWERS OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below. Each of the directors and/or officers of the registrant whose signature appears below hereby appoints R. Howard Coker, Paul Joachimczyk, Aditya J. Gandhi and John M. Florence, Jr., and each of them severally, as his or her attorney-in-fact to date and file with the Securities and Exchange Commission this registration statement, and to sign, date and file any and all amendments and post-effective amendments to this registration statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act of 1933 and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Date
/s/ R. Howard Coker R. Howard Coker President and Chief Executive Officer (Principal Executive Officer)	March 4, 2026
/s/ Paul Joachimczyk Paul Joachimczyk Chief Financial Officer (Principal Financial Officer)	March 4, 2026
/s/ Aditya J. Gandhi Aditya J. Gandhi Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2026

Signature	Date
/s/ John R. Haley John R. Haley Director	March 4, 2026
/s/ Steven L. Boyd Steven L. Boyd Director	March 4, 2026
/s/ Scott A. Clark Scott A. Clark Director	March 4, 2026
/s/ Pamela L. Davies Pamela L. Davies Director	March 4, 2026
/s/ Theresa J. Drew Theresa J. Drew Director	March 4, 2026
/s/ Philippe Guillemot Philippe Guillemot Director	March 4, 2026
/s/ Robert R. Hill, Jr. Robert R. Hill, Jr. Director	March 4, 2026
/s/ Eleni Istavridis Eleni Istavridis Director	March 4, 2026
/s/ Richard G. Kyle Richard G. Kyle Director	March 4, 2026
/s/ Blythe J. McGarvie Blythe J. McGarvie Director	March 4, 2026

Signature	Date
/s/ Craig L. Nix Craig L. Nix Director	March 4, 2026
/s/ Thomas E. Whiddon Thomas E. Whiddon Director	March 4, 2026